Exhibit 10.1
AMENDMENT NO. 10 TO SERVICING AGREEMENT
This Amendment No. 10 to Servicing Agreement (“Amendment No. 10”) is made and entered into as of March 1, 2018 (“Amendment No. 10 Effective Date”) by and between Blackhawk Network, Inc., an Arizona corporation (“Servicer”), and MetaBank, dba Meta Payment Systems, a federal savings bank (“Bank”) and relates to that certain Servicing Agreement dated March 30, 2012, by and between Servicer and Bank, as amended by Amendment No. 1 to Servicing Agreement, dated November 5, 2012 (“Amendment No. 1”), Amendment No. 2 to Servicing Agreement, dated October 31, 2013 (“Amendment No. 2”), the First Addendum to Servicing Agreement, dated May 30, 2014 (“Addendum No. 1”), Amendment No. 3 to Servicing Agreement, dated June 13, 2014 (“Amendment No. 3”), the Second Addendum to Servicing Agreement, dated October 1, 2015 (“Addendum No. 2”), Amendment No. 4 to Servicing Agreement dated May 6, 2016 (“Amendment No. 4”), Amendment No. 5 to Servicing Agreement dated June 16, 2016 (“Amendment No. 5”), Amendment No. 6 to Servicing Agreement dated December 21, 2016 (“Amendment No. 6”), Amendment No. 7 to Servicing Agreement dated March 24, 2017 (“Amendment No. 7”), Amendment No. 8 to Servicing Agreement, dated June 1, 2017 (“Amendment No. 8”), and Amendment No. 9 to Servicing Agreement, dated December 13, 2017 (“Amendment No. 9”) (together, the “Agreement”). Each of Servicer and Bank may be referred to herein as a “Party” or collectively as the “Parties”. Capitalized terms used herein but not otherwise defined in this Amendment shall have the meaning assigned to them in the Agreement (as hereinafter defined and as amended herein).
RECITALS
Whereas, the Parties desire to amend the Agreement as more fully set forth below.
AGREEMENT
NOW, THEREFORE, each of the Parties for good and valuable consideration exchanged and intending to be legally bound, hereby mutually agree as follows:

1.	The termination date of Amendment No. 8 to the Agreement (as set forth in Section 9 of Amendment No. 8) is changed from March 1, 2018 to May 1, 2018.

2.
Except as specifically modified by this Amendment No. 10, the Agreement shall remain in full force and effect. This Amendment No. 10 may not be amended or modified except pursuant to a written agreement signed by each of the Parties hereto. This Amendment shall bind, and inure to the benefit of, Servicer and Bank and their successors and permitted assigns. This Amendment No. 10 may be executed in counterparts, which execution may be by facsimile or other electronic means, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment is executed by the Parties’ authorized officers or representatives and shall be effective as of the Amendment No. 10 Effective Date.

Blackhawk Network, Inc.	Metabank, dba Meta Payment Systems
By: /s/ Chuck Garner	By: /s/ Linda M. Loof
Name: Chuck Garner	Name: Linda M. Loof
Title: CFO	Title: SVP, Strategic Accounts
Date: 3/2/2018	Date: 3/1/2018